UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 17, 2013

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Item 2.02                      Results of Operations and Financial Condition

Today, April 17, 2013, the Registrant is issuing a press release (furnished herewith as Exhibit 99.1) announcing the initiation of certain profit improvement and restructuring activities within its Utility Solutions Group, intended to improve the Group’s future operating profit while providing a lower cost structure which lessens the impact of project related timing and volatility.  See Item 7.01, Regulation FD Disclosure, below.

Item 7.01                      Regulation FD Disclosure

Today, April 17, 2013, the Registrant is issuing a press release (furnished herewith as Exhibit 99.1) announcing the initiation of certain profit improvement and restructuring activities within its Utility Solutions Group, intended to improve the Group’s future operating profit while providing a lower cost structure which lessens the impact of project related timing and volatility.  The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time.  Instructions for accessing the conference call are contained in the press release  The press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com and can be viewed through the “Investor Relations” page of the web site under the tab “Press Releases;” however, the Registrant reserves the right to discontinue that availability at any time.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 17, 2013

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

Any references to the Registrant’s web site address included in this Form 8-K and the press release are intended only as inactive textual references, and the Registrant does not intend them to be active links to its web site.  Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCO TECHNOLOGIES INC.

Dated:  April 17, 2013                                                                       By:  /s/G.E. Muenster
G.E. Muenster
Executive Vice President and
Chief Financial Officer